RESTRICTED SHARE AWARD AGREEMENT
PURSUANT TO THE VECTOR GROUP LTD.
AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN

THIS RESTRICTED SHARE AWARD AGREEMENT, effective as of October 28, 2013 (the “Agreement”), by and between Vector Group Ltd., a Delaware corporation (the “Company”), and Ronald J. Bernstein (the "Executive").

WITNESSETH:

A.    WHEREAS, the Executive serves as President and Chief Executive Officer of Liggett Vector Brands LLC and Liggett Group LLC, indirect wholly-owned subsidiaries of the Company, pursuant to an employment agreement dated as of November 11, 2005 (the “Employment Agreement”), which has been amended on January 14, 2011 and October 28, 2013 and
B.    WHEREAS, the Company highly values the services of the Executive and therefore desires to retain and motivate the Executive by awarding him an additional equity interest in the Company, which interest shall be subject to the restrictions on vesting and transferability hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

1.    Share Award.

Subject to the terms and conditions of this Agreement, the Company hereby grants to the Executive 27,500 shares (collectively, the “Award Shares”) of its Common Stock, $.10 par value per share (the “Common Stock”), pursuant to the Company’s Amended and Restated 1999 Long-Term Incentive Plan as in effect and amended from time to time (the “Plan”). Except to the extent otherwise provided herein, all Award Shares shall vest in the Executive (i) on March 15, 2019, if

Liggett’s Adjusted EBIT for the five-year period ending December 31, 2018 equals or is more than $1.15 billion or (ii) on October 31, 2020, if Liggett’s Adjusted EBIT does not equal or exceed $1.15 billion for the five-year period ending December 31, 2018. For purposes of this Agreement, Adjusted EBIT shall mean Earnings Before Interest and Taxes for Liggett Group LLC (SEC reporting), including the conventional cigarette business of Vector Tobacco, after giving effect to all annual and long-term bonus payments; adjusted for extraordinary, unusual or non-recurring items; effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; productivity initiatives or new business initiatives approved by the Company’s Board; and effects of acquisitions, assets sales or divestitures.

2.    Issuance; Transfer Restrictions.

Certificates for the Award Shares shall be issued in the name of the Executive as soon as practicable after the date hereof, provided the Executive has (i) executed appropriate blank stock powers and any other documents which the Company may reasonably require and (ii) delivered to the Company a check for $2,750, representing the par value of the Award Shares. The certificates for the unvested Award Shares shall be deposited, together with the stock powers, or other documents required by the Company, with the Company. Except to the extent provided in Section 7 hereof or as otherwise provided by the terms of this Agreement, upon deposit of such unvested Award Shares with the Company, the Executive shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions, if any, paid or made with respect to such shares. Upon vesting of any portion of the Award Shares, the Company shall cause a stock certificate for such shares to be delivered to the Executive. No interest in this Agreement or in any portion of the Award Shares may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, nor shall certificates for any Award Shares be delivered to the Executive, except to the extent of any portion of the Award Shares that has vested in the Executive in accordance with the terms hereof.

3.    Certificates Legended.

In addition to any legend required by Section 8.1 of the Plan, the Executive acknowledges that certificates for the Award Shares shall bear a legend to the following effect:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT, AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company shall enter in its records a notation of the foregoing legend and of the restrictions on transfer provided therein.

4.    Termination of Employment.

Except to the extent provided in Section 5 hereof, in the event the Executive’s employment with the Company or one of its subsidiaries is terminated for any reason, any remaining balance of the Award Shares not theretofore vested shall be forfeited by the Executive and transferred back to the Company, without payment of any consideration by the Company and the Executive shall have no further rights under this Agreement.

5.    Vesting.

In the event of (i) the death or Disability of the Executive or (ii) the occurrence of a Change of Control of the Company, any remaining balance of the Award Shares not theretofore vested in the Executive, in accordance with Section 1 hereof, shall vest immediately in the Executive.

For purposes of this Agreement, the term “Change of Control” shall have the meaning defined in Section 6(f) of the Amended and Restated Employment Agreement dated as of January 27, 2006, by and between Howard M. Lorber and the Company, regardless of whether the Employment Agreement is then in effect (the "Employment Agreement"), other than any Change in Control arising by reason of a testamentary bequest by Bennett S. LeBow to or for the benefit of his surviving spouse of any or all securities of the Company beneficially owned by him as of the date of death, so long as, following the bequest, the event referenced in Section 6(f)(ii) of the Employment Agreement shall not have occurred.

6.    Adjustment of Award Shares.

In the event of any change in the number of outstanding shares of the same class of shares of the Company as the Award Shares by reason of a stock dividend, recapitalization, merger, consolidation, split-up, spin-off, split-off, subdivision, contribution or exchange of shares, or the like, the aggregate number and kind of Award Shares shall be proportionately adjusted by the Company.

7.    Dividend Payments.

With respect to any unvested portion of the Award Shares, the Executive shall be entitled to receive all dividends or other distributions, if any, that would otherwise have been paid or made with respect to such Award Shares had such unvested portion been vested in the Executive as of the record date for such dividend or other distribution. .

8.    Limitations.

Nothing in this Agreement shall be construed to provide the Executive any rights whatsoever with respect to the Award Shares except as specifically provided herein, or constitute evidence of any agreement or understanding, express or implied, that the Company or one of its subsidiaries shall continue to employ the Executive other than as provided in the Employment Agreement.

9.    Investment Intent.

The Executive is acquiring the Award Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Award Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Award Shares or any portion thereof in any transaction other than a transaction registered under or exempt from registration under the Securities Act of 1933, as amended. The Executive further represents that the entire legal and beneficial interest of the Award Shares shall be held (subject to the terms hereof) for the Executive's account only and neither in whole or in part for any other person.

10.    Tax Withholding.

The Company may, in its discretion, require the Executive to pay to the Company, at the time any portion of the Award Shares vests in the Executive or any amounts are paid under Section 7, an amount that the Company deems necessary to satisfy the obligations of the Company or one of its subsidiaries to withhold federal, state or local income or other taxes incurred by reason thereof.

11.    Incorporation by Reference; Plan Document Receipt.

This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Executive hereby acknowledges receipt of a true copy of the Plan and that the Executive has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

12.    Miscellaneous.

a.    The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

b.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or overnight delivery service or mailed within the continental United States by first class, certified mail, return receipt requested, to the applicable party and addressed as follows:

if to the Company:

Vector Group Ltd.
4400 Biscayne Boulevard
10th Floor
Miami, Florida 33137

Attn: Marc N. Bell
Vice President and General Counsel

if to the Executive:

Ronald J. Bernstein
Liggett Vector Brands LLC
3800 Paramount Parkway
Morrisville, NC 27560

Addresses may be changed by notice in writing signed by the addressee.

c.    This Agreement shall not entitle the Executive to any preemptive rights to subscribe to any securities of any kind hereinafter issued by the Company.

d.    This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on the Executive herein set forth, be binding upon and inure to the benefit of the Executive, his heirs, executors, administrators, successors and assigns.

e.    This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Executive under this Agreement without the consent of the Executive. The Company shall give notice to the Executive of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Executive.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

/s/ Ronald J. Bernstein
Ronald J. Bernstein